EXHIBIT 3.1

                         CERTIFICATE OF INCORPORATION OF

                    GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.


      The undersigned, for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

                                  ARTICLE FIRST

      The name of the corporation is GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.

                                 ARTICLE SECOND

      The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                  ARTICLE THIRD

      The nature of the business of the Corporation and the purposes to be conducted and promoted by the Corporation are as follows:

      (a) To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      (b) To do any and all of the acts herein set forth or implied and such other acts as are incidental or conducive to the attainment of the objects and purposes of the Corporation; and to do any and all such acts either as principal or in the capacity of agent, broker, contractor or otherwise.

      (c) To conduct its business, promote its purpose and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, in foreign countries, and in any or all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America or foreign countries.

      The foregoing provisions of this Article Third shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the Corporation, and the purposes and powers herein specified shall, except when otherwise provided in


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this Article  Third,  be in no way limited or  restricted  by  reference  to, or inference from, the terms of any provision of this or any other Article of this Certificate of Incorporation, provided, however, that the Corporation shall not conduct any business, promote any purpose, or exercise any power or privilege within or without the State of Delaware which, under the laws thereof, the Corporation may not lawfully conduct, promote, or exercise.

                                 ARTICLE FOURTH

      The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 16,000,000 divided into classes as follows:

      15,000,000 shares shall be common stock, par value $0.001 per share (the "Common Stock"); and

      1,000,000 shares shall be preferred stock, par value $0.20 per share ("Preferred Stock")

Shares of any class of stock of the Corporation may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

      The holders of Common Stock shall be entitled to all of the usual rights and privileges of holders of common stock, and the Board of Directors shall not be authorized to change the rights of holders of the Common Stock of the Corporation to vote one vote per share on all matters submitted for stockholder action.

      The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article Fourth to provide for the issuance of the shares of Preferred Stock in classes or series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such class or series, and to fix the designation, powers, preferences and rights of the shares of each such class or series and the qualifications, limitations or restrictions thereof.

      The authority of the Board of Directors with respect to each class or series of Preferred Stock shall include, but not be limited to, determination of the following:

      (a) The number of shares constituting that class or series (which may be increased or decreased by the board of directors, but not below the number of shares of that class or series then outstanding), and the distinctive designation of that class or series;

      (b) The dividend rate on the shares of that class or series, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that class or series;



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      (c)   Whether that class or series shall have voting  rights,  in addition to the voting rights provided by law, and if so, the terms of such voting rights;

      (d) Whether that class or series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

      (e) Whether or not the shares of that class or series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

      (f) Whether that class or series shall have a sinking fund for the redemption or purchase of shares of that class or series, and, if so, the terms and amount of such sinking fund;

      (g) The rights of the shares of that class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that class or series; and

      (h) Any other relative rights, preferences and limitations of that class or series.

      The shares of Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.


                                  ARTICLE FIFTH

         The name and mailing address of the incorporator is as follows:

         Name                          Mailing Address

         Thomas M. Elliot              Seyfarth, Shaw, Fairweather & Geraldson
                                       55 East Monroe, Suite 4200
                                       Chicago, IL 60603

                                  ARTICLE SIXTH

      A majority of the issued and outstanding shares of the Common Stock of the Corporation, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise required by law.



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      When a  quorum  is  present  at any  meeting,  the  affirmative  vote of a majority of the shares of issued and outstanding stock entitled to vote (the "Voting Stock") on a particular question represented at such meeting shall decide any such question brought before such meeting.

      The affirmative vote of a two-thirds (2/3) majority of the shares of issued and outstanding Common Stock of the Corporation entitled to vote shall be required to call a Special Stockholders Meeting, if such meeting is called by stockholders.

      No action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken by written consent without a meeting of such stockholders.

                                 ARTICLE SEVENTH


      A majority of the number of Directors established by the By-laws of the Corporation shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. Except as otherwise provided in this Article Seventh, the act of a majority of the Board of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.


                                 ARTICLE EIGHTH


      In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall have the concurrent power with the stockholders to make, alter, amend, change add to or repeal (collectively referred to as a "Change") the By-laws of the Corporation; provided that any Change must be approved either by a majority of the authorized number of directors and, if one or more Interested Stockholders (as hereinafter defined) exist, by a majority of the directors who are Continuing Directors (as hereinafter defined) or (ii) the affirmative vote of the holders of not less than 80% of the then outstanding shares of Voting Stock and, if the Change is proposed by or on behalf of an Interested Stockholder or a director affiliated with an Interested Stockholder, then by the affirmative vote of the holders of a majority of the Disinterested Shares (as hereinafter defined). For the purposes of this Certificate of Incorporation, "Interested Stockholders" means any person (other than the Corporation or any subsidiary of the Corporation (a "Subsidiary") and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or a Subsidiary, or any trustee of or fiduciary with respect to any such plan when acting in such capacity, or any stockholder who became the holder of 10% or more of the Voting Stock at the effective time of the merger between the Corporation and its initial parent corporation, Guardian Technologies International, Inc., a Virginia corporation (incorporated in October, 1989)), who (i) is or has announced or publicly disclosed a plan or intention to become the beneficial owner of voting stock of the Corporation representing 10% or more of the votes entitled to be cast by all of the holders of voting stock of the Corporation, or (ii) is an affiliate of the Corporation


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and at any time within the two-year period prior to the date in question was the beneficial owner of voting stock of the Corporation representing 10% or more of the voting stock of the Corporation entitled to be cast by the holders of all of the outstanding shares of voting stock of the Corporation. For purposes of this Certificate of Incorporation, "Disinterested Shares" means, as to any Interested Stockholders, shares of stock of the Corporation entitled to vote and held by stockholders other than such Interested Stockholder. For purposes of this Certificate of Incorporation, "Continuing Director" means any member of the Board of Directors, while such person is a member of the Board of Directors, who is not an affiliate or representative of an Interested Stockholder and was a member of the Board of Directors prior to the time that any Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director while such successor is a member of the Board of Directors, who is not an affiliate or representative of the Interested Stockholder and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.


                                  ARTICLE NINTH

      For the management of the business and for the conduct of the affairs of the Corporation and in further creation, definition, limitation and regulation of the powers of the Corporation, its Directors and its stockholders or any class thereof, as the case may be, it is further provided:

      (a) The Board of Directors of the Corporation ("the Board") shall be divided into three (3) classes and shall consist of either five (5) or seven (7) Directors, as determined from time to time by resolution adopted by the affirmative vote of a majority of the Board of Directors then in office. If the Board consists of five (5) Directors, then the first class shall consist of two (2) Directors, the second class shall consist of one (1) Director, and the third class shall consist of two (2) Directors. If the Board consists of seven (7) Directors, then the first class shall consist of three (3) Directors, the second class shall consist of two (2) Directors, and the third class shall consist of two (2) Directors. At the first meeting of stockholders, Directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting. Directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and Directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. The Directors shall be elected in such manner as may be provided for in the By-laws. No election of Directors need be by written ballot. Subject to the foregoing, at each succeeding annual meeting of stockholders, the successors to the class of Directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting. No decrease in the number of directors shall shorten the term of any incumbent director.



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      (b)   Any vacancy on the Board of Directors  that results from an increase in the number of directors may be filled by a majority of the members of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of the other directors in that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of the relevant predecessor director.

      (c) Any director or the entire Board of Directors may be removed only for cause by an affirmative vote of the holders of a majority of the then outstanding shares of Voting Stock; provided, however, that if a proposal to remove a director for cause is made by or on behalf of an Interested Stockholder, or a director affiliated with an Interested Stockholder, then such removal shall require the affirmative vote of the holders of a majority of the Disinterested Shares.

      (d) The Board of Directors shall be authorized to exercise, on behalf of the Corporation, all powers of the Corporation except as otherwise provided herein, or by amendments hereto, or by the laws of the State of Delaware or by the By-laws of the Corporation.


                                  ARTICLE TENTH

      Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its members or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or member thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the General Corporation Law of the State of Delaware order a meeting of the creditors or class of creditors, and/or of the members or class of members of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the members of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and on all of the members or class of members, of this Corporation, as the case may be, and also on this Corporation.



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                                ARTICLE ELEVENTH

      The  Corporation,  to the fullest  extent now or  hereafter  permitted  by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, shall indemnify any and all persons whom it shall have power to indemnify from and against any and all of the expenses, liabilities or other matters referred to in or covered by applicable law, and the indemnification provided for in this Article Eleventh shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of members or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Subject to the conditions provided for in the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, the Corporation may pay in advance expenses incurred by a party seeking indemnification in connection with the preparation for or defense of any action, suit or proceeding.

      In addition, in accordance with Section 102(b)(7) of the General Corporation Law of the State of Delaware, the Corporation does hereby eliminate the personal liability of a Director of the Corporation to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, provided that such liability of a Director shall not be eliminated (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends, stock purchases or redemptions, or (iv) for any transaction from which the Director derived an improper personal benefit. The determination as to whether a director has engaged in the conduct described in
(i) through (iv) above shall be made either by the Board of Directors of the Corporation by a majority vote of a quorum of disinterested Directors or by a majority vote of the Corporation's members, as determined by the Board of Directors of the Corporation.

      Unless required by law, no reduction or elimination of the indemnity provisions of this Article Eleventh shall be applied retroactively with respect to any person covered hereunder.


                                 ARTICLE TWELFTH

      The Corporation reserves the right to Change any provisions contained in this Certificate of Incorporation or the By-laws of the Corporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that the affirmative vote of the holders of at least 80% of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to change Article Sixth, Article Seventh, Article Eighth, Article Ninth, Article Tenth, Article Eleventh and Article Twelfth.



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      The  undersigned,  being the  incorporator  herein before  named,  for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is his act and deed and that the facts herein stated are true, and accordingly has hereunto set his hand this 13th day of February, 1996.

                                                   /s/ Thomas Elliott
                                                   ---------------------
                                                   Thomas M. Elliott,
                                                   Incorporator

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